As filed with the Securities and Exchange Commission on December 29, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Star Scientific, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	52-1402131
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 Liberty Way

Chester, VA 23836

(Address of Principal Executive Offices including Zip Code)

Star Scientific, Inc. 1998 Stock Option Plan

Amended and Restated Star Scientific, Inc. 2000 Equity Incentive Plan

(Full title of the plans)

Copies to:

Paul L. Perito Chairman of the Board, President and Chief Operating Officer Star Scientific, Inc. 7475 Wisconsin Ave. Suite 850 Bethesda, MD 20814 (301) 654-8300	Robert E. Pokusa General Counsel and Secretary Star Scientific, Inc. 7475 Wisconsin Ave. Suite 850 Bethesda, MD 28014 (301) 654-8300

(Name and address, including zip code, and telephone

number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.0001 per share	4,287,736 (2)	$4.328 (3)	$18,558,510.24	$2,184.34
Common Stock, par value $0.0001 per share	3,602,264 (4)	$2.720 (5)	$9,797,414.76	$1,153.16
Total	7,890,000	—	$28,355,925	$3,337.50

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Represents 2,169,000 shares subject to options outstanding under the Amended and Restated Star Scientific, Inc. 2000 Equity Incentive Plan and 2,118,736 shares reserved for issuance as restricted stock, or upon the exercise of stock options that may be granted, under the Amended and Restated Star Scientific, Inc. 2000 Equity Incentive Plan, of which 387,736 shares became available under the 2000 Equity Incentive Plan pursuant to its terms upon cancellation, expiration or termination of options under the 1998 Plan.

(3)	Estimated for the purpose of calculating the registration fee (a) pursuant to Rule 457(h) under the Securities Act, on the basis of the weighted average exercise price per share of $3.34 for the 2,169,000 shares subject to outstanding options and (b) pursuant to Rule 457(c) under the Securities Act for the remaining 2,118,736 shares available for future grants, on the basis of the average of the high ($5.55) and low ($5.12) proposed offering price to the public of a share of Common Stock of the Registrant reported on the Nasdaq National Market on December 21, 2004.

(4)	Represents 2,977,500 shares subject to options outstanding under the Star Scientific, Inc. 1998 Stock Option Plan, and 624,764 shares reserved for issuance upon the exercise of stock options that may be granted under the Star Scientific, Inc. 1998 Stock Option Plan. Under the Amended and Restated 2000 Equity Incentive Plan, the maximum number of our shares subject to the Amended and Restated 2000 Equity Incentive Plan is increased by one share for each share subject to an option under the 1998 Stock Option Plan that has not been exercised at the time of its cancellation, expiration or termination pursuant to the terms of the 1998 Plan.

(5)	Estimated for the purpose of calculating the registration fee (a) pursuant to Rule 457(h), on the basis of the weighted average exercise price per share of $2.17 for the 2,977,500 shares subject to outstanding options and (b) pursuant to Rule 457(c) under the Securities Act for the remaining 624,764 shares available for future grants, on the basis of the average of the high ($5.55) and low ($5.12) proposed offering price to the public of a share of Common Stock of the registrant as reported on the Nasdaq National Market on December 21, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement on Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which were filed with the Commission, are incorporated herein by reference:

(a)	The Registrant’s annual report on Form 10-K for the year ended December 31, 2003, filed with the Commission on March 26, 2004 (File No. 0-15324).

(b)	The Registrant’s quarterly report on Form 10-Q for the three months ended March 31, 2004, filed with the Commission on May 10, 2004 (File No. 0-15324).

(c)	The Registrant’s quarterly report on Form 10-Q for the three months ended June 30, 2004, filed with the Commission on August 9, 2004 (File No. 0-15324).

(d)	The Registrant’s quarterly report on Form 10-Q for the three months ended September 30, 2004, filed with the Commission on November 9, 2004 (File No. 0-15324).

(e)	The Registrant’s current reports on Form 8-K filed on April 16, 2004, August 18, 2004, August 31, 2004, September 2, 2004, September 15, 2004, September 27, 2004, September 29, 2004, December 9, 2004 and December 20, 2004.

(f)	The description of the Registrant’s common stock incorporated herein by reference into the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on June 21, 2001, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Robert E. Pokusa, General Counsel for the Company, will issue an opinion about certain legal matters with respect to the securities for the Company. Mr. Pokusa has received and is eligible to receive grants under the Plans.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is, or is threatened to be made a party to any threatened, pending or completed suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

A corporation may indemnify against expenses (including attorneys’ fees) and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of such suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

In the case of an action by or in the name of the corporation, no indemnification of expenses may be made for any claim, as to which the person has been found to be liable to the corporation. The exception is if the court in which such action was brought determines that the person is reasonably entitled to indemnity for expenses.

Section 145 of the Delaware General Corporation Law further provides that if a director, officer, employee or agent of the corporation has been successful in the defense of any suit, claim or proceeding described above, he or she will be indemnified for expenses (including attorneys’ fees) actually and reasonably incurred by him or her.

Section 145 provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145.

Article Tenth of the Registrant’s Restated Certificate of Incorporation provides that to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, Article Tenth provides that the Registrant shall indemnify to the fullest extent permitted by law any person whom it shall have the power to indemnify under Section 145.

Article VI of the Registrant’s Bylaws provides for the indemnification of directors, officers, employees and other agents acting on behalf of the Registrant to the fullest extent permissible under the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers pursuant to which the Company has agreed to provide its directors and officers with directors and officers liability insurance and to indemnify them to the full extent permissible under Section 145.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit No.	Description of Exhibit

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Commission on November 14, 2001(File No. 0-15324))

4.2	Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Commission on November 14, 2001(File No. 0-15324))

4.3	The Star Scientific, Inc. 1998 Stock Option Plan, as amended (incorporated herein by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000 (File No. 0-15324))

4.4	Amended and Restated Star Scientific, Inc. 2000 Equity Incentive Plan (incorporated herein by reference to the Registrant’s Definitive Proxy Statement on Form 14A filed with the Commission on November 4, 2004 (File No. 0-15324))

*5.1	Opinion of Company’s General Counsel with respect to the validity of shares being offered

*23.1	Consent of Aidman, Piser & Company, P.A., regarding Star Scientific, Inc. financial statements

*23.2	Consent of Company’s General Counsel (included in Exhibit 5.1)

*24.1	Power of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Chester, Commonwealth of Virginia, on this 29th day of December, 2004.

STAR SCIENTIFIC, INC.

By:	/s/ Jonnie R. Williams
Jonnie R. Williams Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonnie R. Williams and Paul L. Perito, jointly and severally, his attorneys-in-fact and agents, each with power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 29th day of December 2004.

Signature	Title

/s/ JONNIE R. WILLIAMS Jonnie R. Williams	Chief Executive Officer and Director (Principal Executive Officer)

/s/ PAUL L. PERITO Paul L. Perito	Chairman of the Board, President and Chief Operating Officer

/s/ CHRISTOPHER G. MILLER Christopher G. Miller	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ JOHN R. BARTELS, JR. John R. Bartels, Jr.	Director

/s/ WHITMORE B. KELLEY Whitmore B. Kelley	Director

/s/ LEO S. TONKIN Leo S. Tonkin	Director

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Commission on November 14, 2001(File No. 0-15324))

4.2	Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Commission on November 14, 2001(File No. 0-15324))

4.3	The Star Scientific, Inc. 1998 Stock Option Plan, as amended (incorporated herein by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000 (File No. 0-15324))

4.4	Amended and Restated Star Scientific, Inc. 2000 Equity Incentive Plan (incorporated herein by reference to the Registrant’s Definitive Proxy Statement on Form 14A filed with the Commission on November 4, 2004 (File No. 0-15324))

*5.1	Opinion of Company’s General Counsel with respect to the validity of shares being offered

*23.1	Consent of Aidman, Piser & Company, P.A., regarding Star Scientific, Inc. financial statements

*23.2	Consent of Company’s General Counsel (included in Exhibit 5.1)

*24.1	Power of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.